                                                                    Exhibit 23.1
                                                                    ------------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Plan, 1995 Stock Plan and 1995 Directors' Option Plan of our report dated March 8, 2000, with respect to the consolidated financial statements of GenStar Therapeutics Corporation incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                    ERNST & YOUNG LLP

                                    /s/ Ernst & Young LLP

San Diego, California

April 28, 2000